EXHIBIT 10.24

THE HALLWOOD GROUP INCORPORATED
Listed on the New York Stock Exchange

May 11, 1998

Ms. Amber Brookman
P.O. Box 446
Sherman, Connecticut 06784

Dear Amber:

The purpose of this letter is to describe the basis on which you and Brookwood Companies Incorporated (the “Company”) have agreed to continue your employment from and after January 1, 1998.

1.	Salary. Effective retroactively to January 1, 1998, your annualized base salary will be $300,000, payable in monthly installments no less frequently than twice per month.

2.	Bonus.

(1)	For each year during all or a portion of which you are an employee of the Company, you will be entitled to a bonus equal to the greater of (i) five percent (5%) of the Company’s earnings before taxes as shown on the Company’s financial statements, and (ii) $100,000.

(2)	You may make draws against the minimum amount of the bonus on a quarterly basis.

3.	Car Allowance. So long as you remain an employee of the Company, you will be entitled to your current automobile allowance of $500 per month.

4.	Indemnification.

(1)	The Company will continue to indemnify you as a director and officer of the Company and of any of its subsidiaries to the fullest extent permitted by the Certificate of Incorporation of the Company, by the Certificate of Incorporation of The Hallwood Group Incorporated (“Hallwood”) and by the General Corporation Law of the State of Delaware.

(2)	So long as the Company is a subsidiary of Hallwood, Hallwood will cause you to be covered under any officers and directors reimbursement and/or liability insurance policy carried by Hallwood to the same extent as if you were an officer and director of Hallwood.

5.	Proration. All amounts payable to you hereunder for a period shorter than the period for which they are provided herein shall be pro-rated on a daily basis using a 365-day year.

6.	Company Policies. In all other respects your employment will be governed by the policies of the Company from time to time in effect and will continue until such time as it is terminated by the Company’s Board of Directors, in its sole discretion.

If the foregoing sets forth our agreement on the terms of your continued employment, please so indicate by signing and returning to me a copy of this letter.

Brookwood Companies Incorporated		Accepted and agreed:

By:	/s/ David R.A. Steadman	/s/ Amber M. Brookman

	David R. Steadman Chairman	Amber M. Brookman

Paragraph 4(b) is hereby Agreed to:

The Hallwood Group Incorporated

By:	/s/ Anthony J. Gumbiner

Anthony J. Gumbiner Chairman